EXHIBIT 4.8
                                                                  EXECUTION COPY

                           FIRST AMENDMENT TO AMENDED
                           AND RESTATED LOAN AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") dated as of the 13th day of November, 1998 (the "Amendment Date"), by and among GRAY COMMUNICATIONS SYSTEMS, INC., a Georgia corporation (the "Borrower"), the BANKS (as defined in the Loan Agreement defined below), NATIONSBANK, N.A., as syndication agent (the "Syndication Agent") and administrative agent (the "Administrative Agent"), and KEY CORPORATE CAPITAL, as documentation agent (the "Documentation Agent", and collectively with the Syndication Agent and the Administrative Agent, the "Agents"),

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Banks and the Agents are parties to that certain Amended and Restated Loan Agreement dated as of July 31, 1998 (the "Loan Agreement"); and

         WHEREAS, the Borrower has requested, and the Banks have agreed, subject to the terms hereof, to amend the Loan Agreement as more fully set forth herein;

         NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that all capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Loan Agreement, and further agree as follows:

         1. Amendment to Article 1. Section 1.1 of the Loan Agreement, Defined Terms, is hereby amended by deleting the definition of "Fixed Charge Coverage Ratio" in its entirety and by substituting in lieu thereof the following:

                  "'Fixed Charge Coverage Ratio' means, as of the end of any fiscal quarter, the ratio of (a) Operating Cash Flow for the four (4) quarter period then ended to (b) the sum of (i) all Interest Expense for such four (4) quarter period, plus, (ii) all required principal payments of Revolving Loans made pursuant to scheduled Revolving Commitment reductions pursuant to Section 2.1 during such four (4) quarter period, plus (iii) all required principal payments due on the Term Loans during such four (4) quarter period, plus (iv) all principal payments required to be made by the Borrower and its Subsidiaries on Total Debt (other than the Loans) during such four (4) quarter period, plus (v) Capital Expenditures made by the Borrower and its Subsidiaries during such four (4) quarter period, plus (vi) any federal, state or local income taxes paid by the Borrower or any of its Subsidiaries

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         during such four (4) quarter period, plus (vii) any purchases of common stock of the Borrower by the Borrower or any of its Subsidiaries during such four (4) quarter period."

         2. Amendment to Article 8. Section 8.12 of the Loan Agreement, Financial Covenants, is hereby amended by deleting subsection (d) thereof, Operating Cash Flow to Interest Expense, in its entirety and by substituting in lieu thereof the following:

                  "(d) Operating Cash Flow to Interest Expense. As of any calculation date, the Borrower shall not permit the ratio of (i) Operating Cash Flow for the four (4) fiscal quarter period then ended or most recently ended, to (ii) the sum of (A) Interest Expense, plus
         (B) dividends made by the Borrower and its Subsidiaries in respect of the Borrower's or such Subsidiary's Capital Stock or other ownership interest for the same such four (4) quarter period (excluding dividends made in such Capital Stock or other ownership interest), to be less than 1.50 to 1.00."

         3. No Other Amendment or Waiver. Notwithstanding the agreement of the Banks to the terms and provisions of this Amendment, the Borrower acknowledges and expressly agrees that this Amendment is limited to the extent expressly set forth herein and shall not constitute a modification of the Loan Agreement or any other Loan Documents or a course of dealing at variance with the terms of the Loan Agreement or any other Loan Documents (other than as expressly set forth above) so as to require further notice by the Agents or the Banks, or any of them, of its or their intent to require strict adherence to the terms of the Loan Agreement and the other Loan Documents in the future. All of the terms, conditions, provisions and covenants of the Loan Agreement and the other Loan Documents shall remain unaltered and in full force and effect except as expressly modified by this Amendment.

         4. Representations and Warranties. The Borrower hereby represents and warrants in favor of each Agent and each Bank as follows:

         (a) The Borrower has the corporate power and authority (i) to enter into this Amendment and (ii) to do all other acts and things as are required or contemplated hereunder to be done, observed and performed by it;

         (b) This Amendment has been duly authorized and validly executed and delivered by one or more Authorized Signatories of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms;

         (c) The execution and delivery of this Amendment and the performance by the Borrower under the Loan Agreement and the other Loan Documents to which it is a party, as

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amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower or any of its Subsidiaries which has not already been obtained, nor is in contravention of or in conflict with the articles of incorporation, by-laws or partnership agreements of the Borrower or any of its Subsidiaries, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking to which the Borrower or any of its Subsidiaries is a party or by which any of their respective assets or properties is or may become bound; and

         (d) The representations and warranties contained in Section 5 of the Loan Agreement and contained in the other Loan Documents remain true and correct as of the date hereof, both before and after giving effect to this Amendment, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement or such other Loan Document, as applicable, or to the extent relating specifically to the Agreement Date. No Default now exists or will be caused hereby.

         5. Conditions Precedent. The effectiveness of this Amendment is subject to the receipt by the Administrative Agent of counterparts hereof executed by the Required Banks and the Borrower and of all documents, instruments, consents or items which the Administrative Agents shall deem appropriate in connection herewith.

         6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

         7. Loan Documents. Each reference in the Loan Agreement or any other Loan Document to the term "Loan Agreement" shall hereafter mean and refer to the Loan Agreement as amended hereby and as the same may hereafter be amended.

         8. Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws of the State of Georgia, applicable to agreements made and to be performed in Georgia.

         9. Effective Date. Upon satisfaction of the conditions precedent referred to in Section 5 hereof, this Amendment shall be effective as of the Amendment Date.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]








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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.


                                   GRAY COMMUNICATIONS SYSTEMS, INC.,
                                   a Georgia corporation



                                   By:  c/James C. Ryan
                                        ----------------------------------------
                                        Name:  James C. Ryan
                                        Title:  Vice President - Chief Financial
                                                Officer


[CORPORATE SEAL]


                                   Attest:  c/Jackson S. Cowart, IV
                                            ------------------------------------
                                            Name:  Jackson S. Cowart, IV
                                            Title:  Assistant Secretary










                                                      First Amendment to Amended
                                                     and Restated Loan Agreement
                                                                Signature Page 1


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                                   NATIONSBANK, N.A., as Administrative Agent,
                                   Syndication Agent and a Bank



                                   By:  c/Melinda M. Bergbom
                                        ----------------------------------------
                                        Name:  Melinda M. Bergbom
                                        Title:  Senior Vice President







                                                      First Amendment to Amended
                                                     and Restated Loan Agreement
                                                                Signature Page 2

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                                   KEY CORPORATE CAPITAL INC., as Documentation
                                   Agent and a Bank



                                   By:  c/Jason R. Weaver
                                        ----------------------------------------
                                        Name:  Jason R. Weaver
                                        Title:  Vice President






                                                      First Amendment to Amended
                                                     and Restated Loan Agreement
                                                                Signature Page 3

                                   CIBC INC., as a Bank



                                   By:  c/Tefta Ghilaga
                                        ----------------------------------------
                                        Name:  Tefta Ghilaga

                                        Title:  Executive Director






                                                      First Amendment to Amended
                                                     and Restated Loan Agreement
                                                                Signature Page 4

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                                   THE BANK OF NEW YORK, as a Bank



                                   By:  c/Edward F. Ryan, Jr.
                                        ----------------------------------------
                                        Name:  Edward F. Ryan, Jr.
                                        Title:  Senior Vice President





                                                      First Amendment to Amended
                                                     and Restated Loan Agreement
                                                                Signature Page 5


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                                   FIRST UNION NATIONAL BANK, as a Bank



                                   By:  c/Bruce W. Loftin
                                        ----------------------------------------
                                        Name:  Bruce W. Loftin
                                        Title:  Senior Vice President





                                                      First Amendment to Amended
                                                     and Restated Loan Agreement
                                                                Signature Page 6


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                                   SUNTRUST BANK, CENTAL FLORIDA, N.A.,
                                   as a Bank


                                   By:  c/Kimberly S. Evans
                                        ----------------------------------------
                                        Name:    Kimberly S. Evans
                                        Title:   Vice President





                                                      First Amendment to Amended
                                                     and Restated Loan Agreement
                                                                Signature Page 7

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                                   THE BANK OF NOVA SCOTIA, as a Bank

                                   By:  c/Vincent J. Fitzgerald, Jr.
                                        ----------------------------------------
                                        Name:    Vincent J. Fitzgerald, Jr.
                                        Title:   Authorized Signatory





                                                      First Amendment to Amended
                                                     and Restated Loan Agreement
                                                                Signature Page 8

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                                    TORONTO DOMINION (TEXAS), INC.,
                                    as a Bank


                                    By:  c/Sheila M. Conley
                                         ---------------------------------------
                                         Name:    Sheila M. Conley
                                         Title:   Vice President






                                                      First Amendment to Amended
                                                     and Restated Loan Agreement
                                                                Signature Page 9

                                    WACHOVIA BANK, N.A., as a Bank


                                    By:  c/William J. Darby
                                         ---------------------------------------
                                         Name:    William J. Darby
                                         Title:   Vice President





                                                      First Amendment to Amended
                                                     and Restated Loan Agreement
                                                               Signature Page 10

                                    THE BANK OF TOKYO-MITSUBISHI TRUST
                                    COMPANY, as a Bank


                                    By:  c/Julie Silver
                                         ---------------------------------------
                                         Name:    Julie Silver
                                         Title:   Assistant Vice President







                                                      First Amendment to Amended
                                                     and Restated Loan Agreement
                                                               Signature Page 11

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                                    COOPERATIEVE CENTRALE
                                    RAIFFEISEN-BOERENLEENBANK B.A.,
                                    "RABOBANK NEDERLAND",
                                    NEW YORK BRANCH, as a Bank


                                    By:  c/Douglas W. Zylstra
                                         ---------------------------------------
                                         Name:    Douglas W. Zylstra
                                         Title:   Vice President

                                    By:  c/W. Jeffrey Vollack
                                         ---------------------------------------
                                         Name:    W. Jeffrey Vollack
                                         Title:   Senior Credit Officer/Senior
                                                  Vice President






                                                      First Amendment to Amended
                                                     and Restated Loan Agreement
                                                               Signature Page 12